Exhibit 99.1
Aradigm Announces Equity for Debt Transaction with Novo Nordisk
$9.1 Million in Debt Extinguished in Exchange for 26 Million Shares of Common Stock
Hayward, Calif. — (Business Wire)—August 2, 2010 — Aradigm Corporation (OTCBB:ARDM) (the “Company”) today announced that it has entered into a Stock Purchase Agreement providing for the issuance by the Company of 26 million shares of the Company’s common stock to Novo Nordisk A/S (“Novo Nordisk”) in a private placement as consideration for the termination of a promissory note in favor of Novo Nordisk under which approximately $9.1 million is currently outstanding, representing an effective price per share of $0.3505.
The closing of the private placement is subject to the Company’s receipt of shareholder approval to increase the number of authorized shares of the Company’s common stock and other customary closing conditions. Aradigm will be required, among other things, to file a resale registration statement within 30 days following execution of the agreement that covers the resale by Novo Nordisk of the shares. Aradigm may satisfy its registration obligations by including the shares in the same registration statement covering the shares related to the private placement that was previously announced by Aradigm on June 21, 2010.
The promissory note represented a loan that was made by Novo Nordisk to the Company in 2006 in the principal amount of $7.5 million, with interest accruing at 5% per annum. The principal, along with the accrued interest, was payable in three equal payments of approximately $3.5 million in 2012, 2013 and 2014.
Igor Gonda, President and Chief Executive Officer of Aradigm stated, “Upon the closing of this transaction, we will have eliminated all debt from our balance sheet. We are appreciative of the support and cooperation we received from Novo Nordisk in executing this agreement.”
Important Information
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security. The shares of common stock are being offered to Novo Nordisk pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.
In connection with obtaining shareholder approval to increase the number of authorized shares of the Company’s common stock described above, the Company will prepare a proxy statement for the Company’s shareholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about the Company, the private placement and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.
In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.aradigm.com or by directing such request to Aradigm Corporation, 3929 Point Eden Way, Hayward, California, 94545 Attention: Chief Financial Officer.
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC.
About Aradigm
Aradigm is an emerging specialty pharmaceutical company focused on the development and commercialization of a portfolio of drugs delivered by inhalation for the treatment of severe respiratory diseases by pulmonologists. The Company has product candidates addressing the treatment of cystic fibrosis, bronchiectasis, inhaled bioterrorism infections and smoking cessation.
More information about Aradigm can be found at www.aradigm.com.
Forward-Looking Statements
Except for the historical information contained herein, this news release contains forward-looking statements, including, but not limited to, statements regarding the closing of the private placement and the elimination of debt. These forward-looking statements involve risk and uncertainties, including the risk that the conditions to the closing of the private placement might not be satisfied and the risk of any difficulties or delays in obtaining the required shareholder approval to increase the number of authorized shares of the Company’s common stock, as well as the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 24, 2010, and the Company’s Quarterly Reports on Form 10-Q.
Aradigm and the Aradigm Logo are registered trademarks of Aradigm Corporation.
SOURCE: Aradigm Corporation
Contact: Nancy Pecota, Chief Financial Officer, 510-265-9370